REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of November 29, 2007, between Neuro-Hitech, Inc., a Delaware corporation (the “Company”), and the individuals and entities listed on Schedule A hereto (each, an “Investor” and collectively, the “Investors”).

RECITALS

WHEREAS, the Company and the Investors are parties to the Stock and Warrant Purchase Agreement dated November 29, 2007 (the “Purchase Agreement”);

WHEREAS, the Investors' obligations under the Purchase Agreement are conditioned upon certain registration rights under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the Investors and the Company desire to provide for the rights of registration under the Securities Act as are provided herein upon the execution and delivery of this Agreement by such investors and the Company.

NOW, THEREFORE, in consideration of the promises, covenants, and conditions set forth herein, the parties hereto hereby agree as follows:

1. REGISTRATION RIGHTS.

1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Additional Registration Statement” means the registration statement filed with the SEC pursuant to Section 1.4 of this Agreement.

(b) “Additional Registration Statement Filing Date” means, with respect to the Additional Registration Statement required to be filed hereunder, the 210th day after the effectiveness of the Registration Statement.

(c) “Closing” has the meaning ascribed to such term in the Purchase Agreement.

(d) “Common Stock” means the Company's common stock, par value $0.001 per share.

(e) “Effectiveness Date” means the 90th day (or the 120th day if a full review of the Initial Registration Statement is performed by the SEC) following the Closing.

(f) “Effectiveness Period” means the period beginning on the date of effectiveness of a Registration Statement and ending on the earlier of when (i) all Registrable Securities have been sold or (ii) all Registrable Securities may be sold immediately without registration under the Securities Act and without volume restrictions, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company's transfer agent and the affected Investors or (iii) the fourth anniversary of the date of the initial effectiveness of the Initial Registration Statement.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h) “Fair Market Value” means the average of the high and low prices of publicly traded shares of Common Stock, rounded to the nearest cent, on the principal national securities exchange on which shares of Common Stock are listed (if the shares of Common Stock are so listed), or on the NASDAQ Capital Market (if the shares of Stock are regularly quoted on the NASDAQ Capital Market), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded shares of Common Stock in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Board of Directors in a manner consistent with the provisions of the Internal Revenue Code, as amended.

(i) “Filing Date” means, with respect to the Initial Registration Statement required to be filed hereunder, the 30th days following the Closing.

(j) “Initial Registration Statement” means the registration statement filed with the SEC pursuant to Section 1.2(a) of this Agreement.

(k) “Investor” means any person owning Registrable Securities.

(l) The terms “Register,” “Registered” and “Registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(m) “Registrable Securities” means (i) the Shares, (ii) the Warrant Shares and (iii) any shares issued or issuable upon the conversion or exercise of any warrant, right or other security that is issued as, or a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) and (ii) above; provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor's rights under this Section 1 are not assigned.

(n) “Registration Statements” means the Initial Registration Statement and the Additional Registration Statement, if required.

(o) “Rule 144” means Rule 144 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

(p) “Rule 145” means Rule 145 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

(q) “SEC” means the United States Securities and Exchange Commission.

(r) “Shares” means the shares of the Common Stock issued pursuant to the Purchase Agreement.

(s) “Warrants” means the warrants to purchase Common Stock issued pursuant to the Purchase Agreement.

(t) “Warrant Shares” means the shares of Common Stock issued or issuable upon exercise of the Warrants to purchase Common Stock issued pursuant to the Purchase Agreement.

1.2. Company Registration.

(a) On or prior to the Filing Date, the Company shall prepare and file with the SEC a registration statement covering the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Initial Registration Statement shall be on Form SB-2 or Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form SB-2 or Form S-3, in which case such registration shall be on another appropriate form in accordance herewith). The Company shall cause the Initial Registration Statement to become effective and remain effective as provided herein. The Company shall use its reasonable commercial efforts to cause the Initial Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the Effectiveness Date. The Company shall use its reasonable commercial efforts to keep the Initial Registration Statement continuously effective under the Securities Act during the Effectiveness Period.

(b) If: (i) the Initial Registration Statement is not declared effective by the SEC by the Effectiveness Date; (ii) the Additional Registration Statement is not filed on or prior to the Additional Registration Statement Filing Date; or (iii) after the Initial Registration Statement is filed with and declared effective by the SEC, the Initial Registration Statement ceases to be effective (by suspension or otherwise) as to all Registrable Securities to which it is required to relate at any time prior to the expiration of the Effectiveness Period (without being succeeded immediately by an additional registration statement filed and declared effective) for a period of time which shall exceed 30 days in the aggregate per year or more than 20 consecutive calendar days (defined as a period of 365 days commencing on the date the registration statement is declared effective); (any such failure or breach being referred to as an “Event,” and for purposes of clause (i) or (ii) the date on which such Event occurs, or for purposes of clause (iii) the date which such 30 day or 20 consecutive day period (as the case may be) is exceeded, being referred to as the “Event Date”), then until the applicable Event is cured, the Company shall pay to each Investor affected by the Event in cash at Fair Market Value, as liquidated damages and not as a penalty, equal to 1.0%, for each thirty (30) day period (prorated for partial periods), calculated on a daily basis of the aggregate amount of the purchase price of the Shares purchased by such Investor and affected by the Event. While such Event continues, such liquidated damages shall be paid to the affected Investor not less often than each thirty (30) days. Any unpaid liquidated damages as of the date when an Event has been cured by the Company shall be paid within three (3) days following the date on which such Event has been cured by the Company. Any amounts not paid within the time periods set forth in this Section 1.2(b) will accrue interest at the then current Prime Rate as published by the Wall Street Journal, compounded monthly. Notwithstanding anything to the contrary herein, additional liquidated damages (other than interest on unpaid amounts) shall cease to accrue on the earlier of (x) the first anniversary of the Closing or (y) the first day on which all Registrable Securities may be sold immediately without registration under the Securities Act and without volume restrictions.

(c) The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to this Section 1.2 for each Investor, including (without limitation) all registration, filing and qualification fees, printer's fees, accounting fees and fees and disbursements of counsel for the Company, but excluding underwriting discounts and commissions relating to Registrable Securities and fees and disbursements of counsel for the Investors.

1.3. Piggyback Registration. The Company shall notify all Holders of Registrable Securities in writing at least 30 days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 1.2 of this Agreement or to any employee benefit plan or a corporate reorganization or other transaction covered by Rule 145 promulgated under the Securities Act, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within 20 days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a) Underwriting. If a registration statement under which the Company gives notice under this Section 1.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 1.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second to Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the number of shares proposed to be registered by the Company and the number of Registrable Securities each such Holder has requested registration and underwriting as described above shall be restricted so that the number of Registrable Securities included in any such registration is not reduced below 20% of the shares included in the registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice, given in accordance with Section 4.5 hereof, to the Company and the underwriter, delivered at least 20 days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership or corporation, the partner, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder”, and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder”, as defined in this sentence.

(b) Expenses. All expenses incurred in connection with a registration pursuant to this Section 1.3, including without limitation all registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders (but excluding underwriters’ discounts and commissions), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 1.3 shall bear such Holder’s proportionate share (based on the number of shares sold by such Holder over the total number of shares included in such registration at the time it goes effective) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering.

1.4. Inability to use Single Registration. Notwithstanding any other provision of this Agreement, in the event the SEC determines that a registration statement registering all of the Registrable Securities that the Company seeks to register in a single registration statement would not be includable in a secondary registration on a delayed basis pursuant to Rule 415, or requires the Company to reduce the number of Shares and Warrant Shares to be included in the registration statement, the Company shall have the right to, first, exclude the Warrant Shares from the registration statement; second, exclude the Shares of Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the number of shares proposed to be registered by the Company and the number of Registrable Securities each such Holder has requested to have registered; provided that, prior to any exclusion pursuant to this Section 1.4, the Company shall have excluded from such registration statement (i) the holders of which have no right to require to be included in such registration statement and (ii) all securities with respect to which the holders have waived any applicable registration rights. In such event, the obligation of the Company to pay the liquidated damages penalty described in Section 1.2(b) for the failure of the Initial Registration Statement to be declared effective by the SEC by the Effectiveness Date shall apply only to the Registrable Securities included in such Initial Registration Statement. In addition, the Company shall file an additional registration statement to register any of the Registrable Securities that are excluded from the Initial Registration Statement (the “Additional Registration Statement”) by the Additional Registration Statement Filing Date. The Company shall use its reasonable commercial efforts to cause the Additional Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof. The Company shall use its reasonable commercial efforts to keep the Additional Registration Statement continuously effective under the Securities Act during the Effectiveness Period.

1.5. Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Investors holding at least a majority of the Registrable Securities registered thereunder, keep such Registration Statement effective during the Effectiveness Period;

(b) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

(c) Furnish to the Investors such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them (provided that the Company would not be required to print such prospectuses if readily available to Investors from any electronic service, such as on the EDGAR filing database maintained at www.sec.gov);

(d) Use its commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities' or blue sky laws of such jurisdictions as shall be reasonably requested by the Investors; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering (each Investor participating in such underwriting shall also enter into and perform its obligations under such an agreement);

(f) Notify each Investor of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed; and

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

1.6. Furnish Information. It shall be a condition precedent to the Company's obligations to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Investor that such Investor shall furnish to the Company such information regarding such Investor, the Registrable Securities held by such Investor, and the intended method of disposition of such securities as shall be required by the Company or the managing underwriters, if any, to effect the registration of such Investor's Registrable Securities.

1.7. Delay of Registration. No Investor shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.8. Indemnification.

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor, any underwriter (as defined in the Securities Act) for such Investor and each person, if any, who controls such Investor or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other Federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto (collectively, the “Filings”), (ii) the omission or alleged omission to state in the Filings a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay any legal or other expenses reasonably incurred by any person to be indemnified pursuant to this Section 1.8(a) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Investor, underwriter or controlling person.

(b) To the extent permitted by law, each Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed any Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Investor selling securities in such Registration Statement and any controlling person of any such underwriter or other Investor, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other Federal or state securities law insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Investor expressly for use in connection with such registration; and each such Investor will pay any legal or other expenses reasonably incurred by any person to be indemnified pursuant to this Section 1.8(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor (which consent shall not be unreasonably withheld); provided, however, in no event shall any indemnity under this subsection 1.8(b) exceed the gross proceeds from the offering received by such Investor.

(c) Promptly after receipt by an indemnified party under this Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

(d) If the indemnification provided for in Sections 1.8(a) and (b) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or expense referred to therein, then the indemnifying party in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such loss, liability, claim or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall any Investor be required to contribute an amount in excess of the gross proceeds from the offering received by such Investor.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions of the underwriting agreement shall control.

(f) The obligations of the Company and Investors under this Section 1.8 shall survive the completion of any offering of Registrable Securities in any Registration Statement under this Section 1, and otherwise.

1.9. Reports Under Securities Exchange Act. With a view to making available the benefits of certain rules and regulations of the SEC, including Rule 144, that may at any time permit an Investor to sell securities of the Company to the public without registration or pursuant to a registration on Form SB-2, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) take such action as is necessary to enable the Investors to utilize Form SB-2 for the sale of their Registrable Securities;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to any Investor, so long as the Investor owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form SB-2, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Investor of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.10. Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be transferred or assigned, but only with all related obligations, by an Investor (a) to a transferee or assignee who acquires at least 50,000 shares (subject to appropriate adjustment for stock splits, stock dividends and combinations) of Registrable Securities from such transferring Investor (or, if less, all Registrable Securities then held by such transferring Investor), (b) to a transferee or assignee who holds Registrable Securities immediately prior to such transfer or assignment, (c) in the case of an Investor that is an investment fund, to an investment fund under common management with such Investor, (d) in the case of an Investor that is a partnership or limited liability company, to any partners or members of such partnership or limited liability company, (e) in the case of an Investor that is a corporation, to any stockholders of such corporation, and (f) in the case of an Investor that is a trust, to any beneficiaries of such trust.; provided that in the case of (a), (i) prior to such transfer or assignment, the Company is furnished with written notice stating the name and address of such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement and (iii) such transfer or assignment shall be effective only if immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

2. COVENANTS OF THE COMPANY TO THE INVESTORS.

2.1. Information Rights. The Company shall deliver to each Investor who holds (and continues to hold) at least 50,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends and combinations), upon the request of such Investor (which may be satisfied by filing of Company quarterly and annual reports under the Exchange Act):

(a) as soon as practicable, but in any event within ninety (90) calendar days after the end of each fiscal year of the Company, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles (“GAAP”), all in reasonable detail; and

(b) as soon as practicable, but in any event within forty-five (45) calendar days after the end of each of the first three (3) quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such quarter, and consolidated statements of income and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such quarter prepared in accordance with GAAP, all in reasonable detail.

2.2. Confidentiality. Each Investor receiving any non-public information of the Company hereby agrees to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; provided, however, that notwithstanding the foregoing, an Investor may include summary financial information concerning the Company and general statements concerning the nature and progress of the Company's business in an Investor's reports to its affiliates.

2.3. Other Registration Rights. Except for the shares of Common Stock to be registered pursuant to the Company's Registration Rights Agreements dated January 5, 2006 and November 29, 2006 (the “Existing Registration Rights Agreements”), neither the Company nor any of its other security holders may include securities of the Company in any Registration Statement without the consent of a majority in interest of the Investors. The Company shall not file any other registration statements with the SEC until all Registration Statements required hereunder are declared effective by the SEC, except registration statements on Form S-8 solely covering employee stock benefits. No other person shall be granted the right to cause the Company to effect the registration under the Securities Act of any securities of the Company prior to filing the Initial Registration Statement, nor shall the Company effect any amendment, modification or waiver of any provision of the Existing Registration Rights Agreement in any manner that would adversely affect the rights of the Investors hereunder .

3. LEGEND.

(a) Each certificate representing the shares of Common Stock held by the Investors shall be endorsed with the following legend (the “Legend”):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THAT CERTAIN REGISTRATION RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE COMPANY'S PRINCIPAL OFFICE. THE REGISTRATION RIGHTS AGREEMENT IS BINDING ON TRANSFEREES OF THESE SHARES.

(b) The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, re-issuance or otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate theretofore represented by a certificate carrying the Legend.

4. MISCELLANEOUS.

4.1. Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York as such laws are applied to agreements between New York residents entered into and to be performed entirely within New York, without regard to conflict of laws rules.

4.2. Waivers and Amendments. This Agreement may be terminated and any term of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and Investors holding at least two thirds of the Registrable Securities then outstanding (the “Super Majority Investors”). Notwithstanding the foregoing, additional parties may be added as Investors under this Agreement with the written consent of the Company and the Super Majority Investors. No such amendment or waiver shall reduce the aforesaid percentage of the Registrable Securities, the holders of which are required to consent to any termination, amendment or waiver without the consent of the record holders of all of the Registrable Securities. Any termination, amendment or waiver effected in accordance with this Section 4.2 shall be binding upon each holder of Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company.

4.3. Successors and Assigns. Except as otherwise expressly provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

4.4. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

4.5. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered personally by hand or by courier, mailed by United States first-class mail, postage prepaid, sent by facsimile or sent by electronic mail directed (a) if to an Investor, at such Investor's address, facsimile number or electronic mail address set forth in the Company's records, or at such other address, facsimile number or electronic mail address as such Investor may designate by ten (10) days' advance written notice to the other parties hereto or (b) if to the Company, to its address, facsimile number or electronic mail address set forth on its signature page to this Agreement and directed to the attention of the President, or at such other address, facsimile number or electronic mail address as the Company may designate by ten (10) days' advance written notice to the other parties hereto. All such notices and other communications shall be effective or deemed given upon personal delivery, on the date of mailing, upon confirmation of facsimile transfer or upon confirmation of electronic mail delivery.

4.6. Interpretation. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

4.7. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded, and shall be enforceable in accordance with its terms.

4.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

4.9. Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

NEURO-HITECH, INC.

By:
David Barrett Chief Financial Officer

ADDRESS: Neuro-Hitech, Inc. One Penn Plaza, Suite 1503 New York, New York 10119 Telephone: (212) 594-1215 facsimile: (212) 594-1242 Email: info@neurohitech.com Attention: Chief Executive Officer

“Investors”

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